DIRECTORS RETIREMENT PLAN

     This Directors Retirement Plan (the "Plan"), effective as of the 20th day of February, 1997, formalizes the understanding by and between PRESTIGE STATE BANK (the "Bank"), a commercial bank, and its non-employee directors, hereinafter referred to as " Director(s)", who shall be eligible to participate in this Plan by execution of a Directors Retirement Plan Joinder Agreement ("Joinder Agreement") in a form provided by the Bank. PRESTIGE FINANCIAL CORP. (the "Holding Company") is a party to this Plan for the sole purpose of guaranteeing the Bank's performance hereunder.

                                  WITNESSETH:

     WHEREAS, the Directors serve the Bank as members of the Board of Directors; and

     WHEREAS, the Bank desires to honor, reward and recognize the Directors who have provided long and faithful service to the Bank and to ensure the continued service on the Board by such Directors until retirement age; and

     WHEREAS, the Directors wish to be assured that they will be entitled to a certain amount of additional compensation for some definite period of time from and after retirement from active service with the Bank or other termination of service and wish to provide their beneficiaries with benefits from and after death; and

     WHEREAS, the Bank and the Directors wish to provide the terms and conditions upon which the Bank shall pay such additional compensation to the Directors after retirement or other termination of service and/or death benefits to their beneficiaries after death; and


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     WHEREAS,  the Bank and the  Directors  intend this Plan to be considered an unfunded arrangement, maintained primarily to provide supplemental retirement income for such Directors; and

     WHEREAS, the Bank has adopted this Directors Retirement Plan which controls all issues relating to Retirement Benefits as described herein;

     NOW, THEREFORE, in consideration of the premises and of the mutual promises herein contained, the Bank and the Directors agree as follows:

                                    SECTION I

                                  DEFINITIONS

     When used herein, the following words and phrases shall have the meanings below unless the context clearly indicates otherwise:

1.1 "Accrued Benefit" means that portion of the Retirement Benefit which is required to be expensed and accrued under generally accepted accounting principles (GAAP) by any appropriate method which the Bank's Board of Directors may require in the exercise of its sole discretion.

1.2 "Act" means the Employee Retirement Income Security Act of 1974, as amended from time to time.

1.3  "Bank" means PRESTIGE STATE BANK and any successor thereto.

1.4 "Beneficiary" means the person or persons (and their heirs) designated as Beneficiary in the Director's Joinder Agreement to whom the deceased Director's benefits are payable. If no Beneficiary is so designated, then the Director's Spouse, if living, will be deemed the

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Beneficiary.  If the Director's  Spouse is not living,  then the Children of the
Director will be deemed the Beneficiaries and will take on a per stirpes basis. If there are no living Children, then the Estate of the Director will be deemed the Beneficiary.

1.5 "Benefit Age" shall be the birthday on which the Director becomes eligible to receive the Level 2 Retirement Benefit under the Plan. Such birthday shall be designated in the Director's Joinder Agreement.

1.6 "Benefit Eligibility Date" shall be the date on which a Director is entitled to receive either his Level 1 Retirement Benefit or Level 2 Retirement Benefit. A Director's "Initial Benefit Eligibility Date" shall occur on the 1st day of the month following the month in which the Director has completed ten (10) Years of Service with the Bank. A Director who reaches his Initial Benefit Eligibility Date shall be eligible to receive his level 1 Retirement Benefit. A Director's "Level 2 Benefit Eligibility Date" shall be the 1st day of the month following the month in which the Director attains the Benefit Age designated in his Joinder Agreement. A Director who attains his Benefit Age shall be entitled to the Level 2 Retirement Benefit.

1.7 "Cause" means personal dishonesty, willful misconduct, willful malfeasance, breach of fiduciary duty involving personal profit, intentional failure to perform stated duties, willful violation of any law, rule, regulation
     (other than traffic violations or similar offenses), or final cease-and-desist order, material breach of any provision of this Plan, or gross negligence in matters of material importance to the Bank.

1.8  "Change in Control" of the Bank or the Holding Company shall mean:

     (1) a Change in Control of a nature that would be required to be reported in response to Item l(a) of the current report on Form 8-K, as in effect on the date hereof,

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          pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
          (the "Exchange Act"); or

     (2)  a Change in Control shall occur at such time as

          (i) any "person" (as the term is used in Sections 13(d) and 14(d) of the Exchange Act) who is not now presently but becomes the "beneficial owner" (as defined in Rule 13d-3 under the Exchange
               Act), directly or indirectly, of securities of the Holding Company representing Thirty Percent (30%) or more of the Holding Company's outstanding securities except for any securities purchased by any tax-qualified employee benefit plan of the Holding Company or the Bank; or

          (ii) individuals   who  constitute  the  Board  of  Directors  on  the
               effective date hereof (the "Incumbent Board") cease for any reason to constitute at least a majority thereof, provided that any person becoming a Director subsequent to the date hereof whose election was approved by a vote of at least three-quarters of the Directors comprising the Incumbent Board, or whose nomination for election by the Holding Company's shareholders was approved by the Holding Company's Incumbent Board, shall be, for purposes of this clause (ii), considered as though he were a member of the Incumbent Board; or

          (iii)a plan of reorganization, merger, consolidation, or sale of all or substantially all of the assets of the Bank or the Holding Company occurs in which the Bank or the Holding Company is not the resulting entity; or

          (iv) a proxy statement is issued soliciting proxies from the stockholders of the Holding Company by someone other than the current management of the Holding Company, seeking stockholder approval of a plan of reorganization, merger, or consolidation of the Holding Company or similar transaction with one or more corporations as a result of which the outstanding shares of the class of the Holding Company's securities then

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               subject to the plan or transaction are exchanged for or converted into cash or property or securities not issued by the Holding Company; or

          (v) a tender offer is made for Thirty Percent (30%) or more of the voting securities of the Company.

1.9 "Children" means the Director's children, or the issue of any deceased Children, then living at the time payments are due the Children under this Plan. The term "Children" shall include both natural and adopted Children.

1.10 "Disability Benefit" means the monthly benefit payable to the Director following a determination, in accordance with Subsection 3.6, that he is no longer able, properly and satisfactorily, to perform his duties as Director.

1.11 "Effective Date" of this Plan shall be February 20, 1997.

1.12 "Estate" means the estate of the Director.

1.13 "Holding Company" means Prestige Financial Corporation.

1.14 "Interest Factor" means monthly compounding or discounting, as applicable, at six (6%) percent per annum.

1.15 "Payout Period" means the time frame during which certain benefits payable hereunder shall be distributed. The Payout Period may differ depending on whether the Director is entitled to Level 1 Retirement Benefits or Level 2 Retirement Benefits. The Payout Period for Level 1 Retirement Benefits ("Level 1 Payout Period") shall be, at the election of the Directors, either (i) One Hundred Twenty (120) consecutive months or (ii) One Hundred Eighty (180) consecutive months, with payments under the Level 1 Payout Period being made in equal monthly installments commencing within thirty
     (30) days following the

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occurrence of the event which triggers distribution. Payments under the "Level 2
Payout  Period" shall be made in equal monthly  installments  commencing  within
thirty  (30)  days   following  the  occurrence  of  the  event  which  triggers distribution and continuing for the longer of (i) One Hundred Eighty (180) consecutive months; or (ii) the Director's lifetime; provided, however, in the event of termination following a Change in Control, the Level 2 Payout Period shall be One Hundred Eighty (180) consecutive months. For purposes of the Survivor's Benefit payable hereunder, the Payout Period shall be One Hundred Eighty (180) consecutive months.

1.16 "Plan Year" shall mean the calendar year. However, "Plan Year" shall mean February 20, 1997 through December 3l, 1997 for the first Plan Year.

1.17 "Spouse" means the individual to whom the Director is legally married at the time of the Director's death,

1.18 "Retirement Benefit" means an annual amount payable to the Director pursuant to the Plan. Depending on a Director's age and length of service, a Director may be eligible for either a "Level 1 Retirement Benefit" or a "Level 2 Retirement Benefit." The Level 1 Retirement Benefit and Level 2 Retirement Benefit to which a Director will become entitled upon the satisfaction of the applicable conditions shall be set forth on the Director's Joinder Agreement.

1.19 "Survivor's Benefit" means an annual amount payable to the Beneficiary in monthly installments throughout the Payout Period, equal to the Level 2 Retirement Benefit and subject to Subsection 3.2.

1.20 "Year of Service" shall be earned upon completing twelve (12) months of continuous service (including authorized leaves of absence) with the Bank. However, one "Year of Service" shall be earned upon completing ten (10) months of continuous service during the first Plan Year. Years of Service shall be computed from the first day of service of a Director with the Bank.

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                                   SECTION II

                          ESTABLISHMENT OF RABBI TRUST

     The Bank intends to establish a rabbi trust into which the Bank intends to contribute assets which shall be held therein, subject to the claims of the Bank's creditors in the event of the Bank's "Insolvency" as defined in the plan which establishes such rabbi trust, until the contributed assets are paid to the Directors and their Beneficiaries in such manner and at such times as specified in this Plan. It is the intention of the Bank to make contributions to the rabbi trust to provide the Bank with a source of funds to assist it in meeting the liabilities of this Plan. The rabbi trust and any assets held therein shall conform to the terms of the rabbi trust agreement which has been established in conjunction with this Plan. To the extent the language in this Plan is modified by the language in the rabbi trust agreement, the rabbi trust agreement shall supersede this Plan. Any contributions to the rabbi trust shall be made during each Plan Year in accordance with the rabbi trust agreement. The amount of such contribution(s) shall be equal to the full present value of all accruals under the Plan, if any, less: (i) previous contributions made on behalf of the Director to the rabbi trust, and (ii) earnings to date on all such previous contributions.

                                   SECTION III

                                    BENEFITS

3.1  Retirement Benefit.

     (a) If the Director remains in the service of the Bank until reaching his Initial Benefit Eligibility Date, the Director shall be entitled to the Level 1 Retirement Benefit. If the Director retires after attainment of his Initial Benefit Eligibility Date but before attainment of his Benefit Age, the Director shall be entitled to the annuitized value (using the Interest Factor) of his Accrued Benefit (which shall be at least as great as his Level 1 Retirement Benefit, and for these purposes, shall be his Retirement Benefit), calculated as of the date of his termination of service. Such Retirement Benefit shall commence on the 1st day of the month following the Director's actual retirement or other termination of service on the Board, other than

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          a termination  of service due to the  Director's  death,  and shall be payable in monthly installments throughout the Level 1 Payout Period. In the event a Director dies after commencement of the Level 1 Retirement Benefit payments but before completion of all such payments due and owing hereunder, the Bank shall pay to the Director's Beneficiary a continuation of the monthly installments for the remainder of the Level 1 Payout Period.

     (b) If the Director is in service with the Bank until reaching his Benefit Age, the Director shall be entitled to the Level 2 Retirement Benefit. Such benefit shall commence on the 1st day of the month following the Director's actual retirement or other termination of service on the Board and shall be payable in monthly installments throughout the Level 2 Payout Period. In the event the Director dies at any time after attaining his Benefit Age, but prior to completion of all Level 2 Retirement Benefit payments due and owing hereunder, the Bank shall pay to the Director's Beneficiary a continuation of the monthly installments for the remainder of the Level 2 Payout Period.

3.2 Death Prior to Benefit Age. If the Director dies prior to attaining his Benefit Age but while employed at the Bank, the Director's Beneficiary shall be entitled to the Survivor's Benefit. The Survivor's Benefit shall commence within thirty (30) days of the Director's death and shall be payable in monthly installments throughout the Payout Period.

3.3  Voluntary or Involuntary Termination Other Than for Cause.

     (a) If the Director's service with the Bank is voluntarily or involuntarily terminated prior to the attainment of his Initial Benefit Eligibility Date, for any reason other than for Cause, the Director's death, disability, or following a Change in Control (as defined), the Director (or his Beneficiary) shall be entitled to the annuitized value (using the Interest Factor) of his Accrued Benefit calculated as of the date of his termination of service. Such benefit shall commence on the Director's Initial

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          Benefit  Eligibility  Date (determined as if the Director had remained in the continuous service of the Bank from the date of his initial service hereunder until the completion of ten Years of Service) and shall be payable in monthly installments throughout the Level 1 Payout Period. In the event the Director dies at any time after attaining his Initial Benefit Eligibility Date, but prior to completion of all such payments due an owing hereunder, the Bank shall pay to the Director's Beneficiary a continuation of the monthly installments for the remainder of the Level 1 Payout Period.

     (b) If the Director's service with the Bank is voluntarily or involuntarily terminated after attainment of the Director's Initial Benefit Eligibility Date but prior to his Benefit Age, for any reason other than for Cause, the Director's death, disability, or following a Change in Control, the Director (or his Beneficiary) shall be entitled to the annuitized value (using the Interest Factor) of his Accrued Benefit (which shall be at least as great as his Level 1 Retirement Benefit), calculated as of the date of his termination of service. Such benefit shall commence on the 1st day of the month following the month in which occurs the Director's termination of service and shall be payable in monthly installments throughout the Level 1 Payout Period. In the event the Director dies at any time after commencement of such payments but prior to completion of all such payments due and owing hereunder, the Bank shall pay to the Director's Beneficiary a continuation of the monthly installments for the remainder of the Level 1 Payout Period.

     (c) If the Director dies after his voluntary or involuntary termination of service occurring prior to his Initial Benefit Eligibility Date, and prior to the commencement of benefits hereunder, the Director's
          Beneficiary shall be entitled to the annuitized value (using the Interest Factor) of his Accrued Benefit. The payment of such benefit shall commence within thirty (30) days of the Director's

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          death. The benefit shall be payable in monthly  installments  over the
          Level 1 Payout Period.

     (d) If the Director dies after his voluntary or involuntary termination of service occurring after his Initial Benefit Eligibility Date but prior to his Benefit Age, and prior to commencement of benefits hereunder, the Director's beneficiary shall be entitled to the annuitized value (using the Interest Factor) of his Accrued Benefit (which shall be at least as great as his Level 1 Retirement Benefit). The payment of such benefit shall commence within thirty (30) days of the Director's death. The benefits shall be payable in monthly installments over the Level 1 Payout Period.

3.4  Termination of Service Related to a Change in Control.

     (a)  If a  Change  in  Control  occurs  at the  Bank,  and  thereafter  the
          Director's service is terminated (either voluntarily or involuntarily), the Director shall be entitled to his Level 2 Retirement Benefit (as if he had remained in the service of the Bank until his Benefit Age). Such benefit shall commence on the 1st day of the month following his termination of service and shall be payable in monthly installments throughout the Level 2 Payout Period. In the event that the Director dies at any time after commencement of the payments, but prior to completion of all such payments due and owing hereunder, the Bank, or its successor, shall pay to the Director's Beneficiary a continuation of the monthly installments for the remainder of the Level 2 Payout Period.

     (b) If, after such termination, the Director dies prior to commencement of the benefits hereunder, the Director's Beneficiary shall be entitled to the Survivor's Benefit which shall commence within thirty (30) days of the Director's death. The Survivor's Benefit shall be payable in monthly installments over the Level 2 Payout Period.

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3.5  Termination  for Cause.  If the  Director  is  terminated  for  Cause,  all benefits under this Plan shall be forfeited and this Plan shall become null and void as to the Director.

3.6  Disability Benefit.

     (a) Notwithstanding any other provision hereof, if requested by the Director and approved by the Board of Directors, the Director who has not attained his Initial Benefit Eligibility Date shall be entitled to receive the Disability Benefit hereunder, in any case in which it is determined by a duly licensed physician selected by the Bank, that the Director is no longer able, properly and satisfactorily, to perform his regular duties as a Director, because of ill health, accident, disability or general inability due to age. If the Director's service is terminated pursuant to this paragraph and Board of Director approval is obtained, the Director may elect to begin receiving the Disability Benefit in lieu of any benefit available under Section 3.3, which is not available prior to the Director's Initial Benefit Eligibility Date. The Disability Benefit shall equal the Director's Accrued Benefit, annuitized (using the Interest Factor) over the Level 1 Payout Period. The Disability Benefit shall be payable in monthly installments over the Level 1 Payout Period commencing within thirty
          (30) days following the later of (i) the above mentioned disability determination and (ii) the approval of the Disability Benefit by the Board of Directors. In the event the Director dies while receiving payments pursuant to this Subsection, but prior to the completion of all payments due and owing hereunder, the Bank shall pay to the Director's Beneficiary a continuation of the monthly installments for the remainder of the Payout Period.

     (b) If the Director dies after approval of the Disability Benefit by the Board of Directors but before the commencement of such payments, the Director's Beneficiary shall be entitled to the Director's Accrued Benefit annuitized (using the Interest Factor) over the Level 1 Payout Period. Such benefit shall be payable to

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          the Beneficiary in monthly installments over the Level 1 Payout Period commencing within thirty (30) days of the Director's death.

3.7  Non-Competition During and After Service on the Board.

     (a) In consideration of the agreements of the Bank contained herein and of the payments to be made by the Bank pursuant hereto, the Director hereby agrees that, so long as he remains in the service of the Bank, he will not actively engage, either directly or indirectly, in any business or other activity which is or may be deemed to be in any way competitive with or adverse to the best interests of the business of the Bank unless the Directors participation therein has been consented to, in writing, by the Board of Directors.

     (b) The Director expressly agrees that, as consideration for the covenants of the Bank contained herein and as a condition to the performance by the Bank of its obligations hereunder, from and after any voluntary or involuntary termination of service, other than a termination of service pursuant to Subsection 3.4, and continuing throughout the entire Payout Period, as provided herein, he will not, without the prior written consent of the Bank, become associated with, in the capacity of an employee, director, officer, principal, agent, trustee or in any other capacity whatsoever, any enterprise conducted in the trading area of the business of the Bank which enterprise is, or may be deemed to be, competitive with any business carried on by the Bank as of the date of the termination of the Director's service or his retirement.

     (c) In the event of a termination of the Director's service related to a Change in Control pursuant to Subsection 3.4, paragraph (b) of this Subsection 3.7 shall cease to be a condition to the performance by the Bank of its obligations under this Plan.

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3.8  Breach.  In the event of any breach by the Director of the  agreements  and covenants contained herein, the Board of Directors of the Bank shall direct that any unpaid balance of any payments to the Director under this Plan be suspended, and shall thereupon notify the Director of such suspensions, in writing. Thereupon, if the Board of Directors of the Bank shall determine that said breach by the Director has continued for a period of one (1) month following notification of such suspension, all rights of the Director and his Beneficiaries under this Plan, including rights to further payments hereunder, shall thereupon terminate.

3.9 Additional Death Benefit - Burial Expense. In addition to the above-described death benefits, upon the Director's death, the Director's Beneficiary shall be entitled to receive a one-time lump sum death benefit in the amount of Ten Thousand ($10,000.00) Dollars. This benefit shall be provided specifically for the purpose of providing payment for burial and/or funeral expenses of the Director. Such death benefit shall be payable within thirty (30) days of the Director's death. The Director's Beneficiary shall not be entitled to such benefit if the Director is terminated for Cause prior to death.

                                   SECTION IV

                            BENEFICIARY DESIGNATION

     The Director shall make an initial designation of primary and secondary Beneficiaries upon execution of his Joinder Agreement and shall have the right to change such designation, at any subsequent time, by submitting to the Administrator in substantially the form attached as Exhibit A to the Joinder Agreement, a written designation of primary and secondary Beneficiaries. Any Beneficiary designation made subsequent to execution of the Joinder Agreement shall become effective only when receipt thereof is acknowledged in writing by the Administrator.

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                                    SECTION V

                           DIRECTOR'S RIGHT TO ASSETS

     The rights of the Director, any Beneficiary, or any other person claiming through the Director under this Plan, shall be solely those of an unsecured general creditor of the Bank. The Director, the Beneficiary, or any other person claiming through the Director, shall only have the right to receive from the Bank those payments so specified under this Plan. The Director agrees that he, his Beneficiary, or any other person claiming through him shall have no rights or interests whatsoever in any asset of the Bank, including any insurance policies or contracts which the Bank may possess or obtain to informally fund this Plan. Any asset used or acquired by the Bank in connection with the liabilities it has assumed under this Plan, unless expressly provided herein, shall not be deemed to be held under any trust for the benefit of the Director or his Beneficiaries, nor shall any asset be considered security for the performance of the obligations of the Bank. Any such asset shall be and remain, a general, unpledged, and unrestricted asset of the Bank.

                                   SECTION VI

                            RESTRICTIONS UPON FUNDING

     The Bank shall have no obligation to set aside, earmark or entrust any fund or money with which to pay its obligations under this Plan. The Director, his Beneficiaries or any successor in interest to him shall be and remain simply a general unsecured creditor of the Bank in the same manner as any other creditor having a general claim for matured and unpaid compensation. The Bank reserves the absolute right in its sole discretion to either purchase assets to meet its obligations undertaken by this Plan or to refrain from the same and to determine the extent, nature, and method of such asset purchases. Should the Bank decide to purchase assets such as life insurance, mutual funds, disability policies or annuities, the Bank reserves the absolute right, in its sole discretion, to terminate such assets at any time, in whole or in part. At no time shall the Director be deemed to have any lien, right, title or interest in or to any specific investment or to any assets of the Bank. If the Bank elects to invest in a life insurance, disability or annuity policy

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upon the life of the Director, then the Director shall assist the Bank by freely
submitting  to  a  physical   examination   and  by  supplying  such  additional
information necessary to obtain such insurance or annuities.

                                   SECTION VII

                    ALIENABILITY AND ASSIGNMENT PROHIBITION

     Neither the Director nor any Beneficiary under this Plan shall have any power or right to transfer, assign, anticipate, hypothecate, mortgage, commute, modify or otherwise encumber in advance any of the benefits payable hereunder, nor shall any of said benefits be subject to seizure for the payment of any debts, judgments, alimony or separate maintenance owed by the Director or his Beneficiary, nor be transferable by operation of law in the event of bankruptcy, insolvency or otherwise. In the event the Director or any Beneficiary attempts assignment, communication, hypothecation, transfer or disposal of the benefits hereunder, the Bank's liabilities shall forthwith cease and terminate.

                                  SECTION VIII

                                 ACT PROVISIONS

8.1 Named Fiduciary and Administrator. The Bank shall be the Named Fiduciary and Administrator (the "Administrator") of this Plan. As Administrator, the Bank shall be responsible for the management, control and administration of the Plan as established herein. The Administrator may delegate to others certain aspects of the management and operational responsibilities of the Plan, including the employment of advisors and the delegation of ministerial duties to qualified individuals.

8.2 Claims Procedure and Arbitration. In the event that benefits under this Plan are not paid to the Director (or to his Beneficiary in the case of the Director's death) and such claimants feel they are entitled to receive such benefits, then a written claim must be made to the

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Administrator  within sixty (60) days from the date  payments  are refused.  The
Bank and its Board of Directors shall review the written claim and, if the claim is denied, in whole or in part, they shall provide in writing, within ninety
(90) days of receipt of such claim, their specific reasons for such denial, reference to the provisions of this Plan or the Joinder Agreement upon which the denial is based, and any additional material or information necessary to perfect the claim. Such writing by the Bank and its Board of Directors shall further indicate the additional steps which must be undertaken by claimants if an additional review of the claim denial is desired.

If claimants desire a second review, they shall notify the Administrator in writing within sixty (60) days of the first claim denial. Claimants may review this Plan, the Joinder Agreement or any documents relating thereto and submit any issues and comments, in writing, they may feel appropriate. In its sole discretion, the Administrator shall then review the second claim and provide a written decision within sixty (60) days of receipt of such claim. This decision shall state the specific reasons for the decision and shall include reference to specific provisions of this Plan or the Joinder Agreement upon which the decision is based.

If claimants continue to dispute the benefit denial based upon completed performance of this Plan and the Joinder Agreement or the meaning and effect of the terms and conditions thereof, then claimants may submit the dispute to mediation, administered by the American Arbitration Association ("AAA") (or a mediator selected by the parties) in accordance with the AAA's Commercial Mediation Rules. If mediation is not successful in resolving the dispute, it shall be settled by arbitration administered by the AAA under its Commercial Arbitration Rules, and judgment on the award rendered by the arbitrator(s) may be entered in any court having jurisdiction thereof.

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                                   SECTION IX

                                  MISCELLANEOUS

9.1 No Effect on Director's Rights. Nothing contained herein will confer upon the Director the right to be retained in the service of the Bank nor limit the right of the Bank to deal with the Director without regard to the existence of the Plan.

9.2 State Law. The Plan is established under, and will be construed according to, the laws of the State of New Jersey, to the extent such laws are not preempted by the Act and valid regulations published thereunder.

9.3 Severability. In the event that any of the provisions of this Plan or portion thereof, are held to be inoperative or invalid by any court of competent jurisdiction, then: (1) insofar as is reasonable, effect will be given to the intent manifested in the provisions held invalid or inoperative, and (2) the validity and enforceability of the remaining provisions will not be affected thereby.

9.4 Incapacity of Recipient. In the event the Director is declared incompetent and a conservator or other person legally charged with the care of his person or Estate is appointed, any benefits under the Plan to which such Director is entitled shall be paid to such conservator or other person legally charged with the care of his person or Estate.

9.5 Unclaimed Benefit. The Director shall keep the Bank informed of his current address and the current address of his Beneficiaries. The Bank shall not be obligated to search for the whereabouts of any person. If the location of the Director is not made known to the Bank as of the date upon which any payment of any benefits may first be made, the Bank shall delay payment of the Director's benefit payment(s) until the location of the Director is made known to the Bank; however, the Bank shall only be obligated to hold such benefit payment(s) for the Director until the expiration of thirty-six
     (36) months. Upon expiration

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     of the thirty-six (36) month period,  the Bank may discharge its obligation by payment to the Director's Beneficiary. If the location of the Director's Beneficiary is not made known to the Bank by the end of an additional two
     (2) month period following expiration of the thirty-six (36) month period, the Bank may discharge its obligation by payment to the Director's Estate. If there is no Estate in existence at such time or if such fact cannot be determined by the Bank, the Director and his Beneficiary(ies) shall thereupon forfeit any rights to the balance, if any, of any benefits provided for such Director and/or Beneficiary under this Plan.

9.6 Limitations on Liability. Notwithstanding any of the preceding provisions of the Plan, no individual acting as an employee or agent of the Bank, or as a member of the Board of Directors shall be personally liable to the Director or any other person for any claim, loss, liability or expense incurred in connection with the Plan.

9.7 Gender. Whenever in this Plan words are used in the masculine or neuter gender, they shall be read and construed as in the masculine, feminine or neuter gender, whenever they should so apply.

9.8 Effect on Other Corporate Benefit Plans. Nothing contained in this Plan shall affect the right of the Director to participate in or be covered by any other corporate benefit available to Directors of the Bank constituting a part of the Bank's existing or future compensation structure.

9.9 Suicide. Notwithstanding anything to the contrary in this Plan, the benefits otherwise provided herein shall not be payable and this Plan shall become null and void with respect to the Director if the Director's death results from suicide, whether sane or insane, within twenty-four (24) months after the execution of his Joinder Agreement.

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9.10 Inurement.  This Plan shall be binding  upon and shall inure to the benefit of the Bank, its successors and assigns, and the Director, his successors, heirs, executors, a administrators, and Beneficiaries.

9.11 Headings. Headings and sub-headings in this Plan are inserted for reference and convenience only and shall not be deemed a part of this Plan.

                                    SECTION X

                              AMENDMENT/REVOCATION

     This Plan shall not be amended, modified or revoked at any time, in whole or part, as to any Director, without the mutual written consent of the Director and the Bank, and such mutual consent shall be required even if the Director is no longer employed by the Bank.

                                   SECTION XI

                                   EXECUTION

11.1 This Plan sets forth the entire  understanding  of the parties  hereto with respect to the transactions contemplated hereby, and any previous agreements or understandings between the parties hereto regarding the subject matter hereof are merged into and superseded by this Plan.

11.2 This Plan shall be executed in triplicate, each copy of which, when so executed and delivered, shall be an original, but all three copies shall together constitute one and the same instrument.

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